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                                                                   EXHIBIT 11.1



                        FIDUCIARY CAPITAL PARTNERS, L.P.

                        STATEMENT OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT



                                             For the Year Ended December 31,
                                             ------------------------------
                                             1996         1995          1994
                                             ----         ----          ----
Net Investment Income                     $  951,907   $2,037,186   $2,126,889

Percentage Allocable to Limited Partners          99%          99%          99%
                                          ----------   ----------   ----------

Net Investment Income
    Allocable to Limited Partners         $  942,388   $2,016,814   $2,105,620
                                          ==========   ==========   ==========

Weighted Average Number of Limited
    Partnership Units Outstanding          1,395,138    1,513,503    1,669,129
                                          ==========   ==========   ==========

Net Investment Income
    Per Limited Partnership Unit          $      .68   $     1.33   $     1.26
                                          ==========   ==========   ==========
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